U.S. $20,000,000.00

MASTER PERFORMANCE STANDBY LETTER OF CREDIT AND GUARANTY AGREEMENT

"Agreement" or "Master Guaranty Agreement"

Dated as of December 31, 2025

Among

Genefic Inc., affiliates, and subsidiaries collectively as "Borrower" or "GENEFIC"

IBS Equity Fund III, LLC, a division of IBS Investment Bank as "Secured Party"

Master Guaranty Agreement Definitions

GENEFIC, along with its guarantors, affiliates, and subsidiaries, and IBS Investment Bank, hereby agree as follows:

1. **"Affiliate"** as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

2. **"Agreement"** means this Standby Letter of Credit Agreement.

3. **"Availability Period"** means the duration commencing from the execution of this Master Performance Standby Letter of Credit and Guaranty Agreement until either December 31, 2030, or the date on which the Secured Party provides written confirmation of the completion of payments as specified in Schedule 'A,' Schedule 'B,' Schedule 'C,' Schedule 'D,' Schedule 'E,' Schedule 'F,' Schedule 'G,' Schedule 'H,' Schedule 'I,' and Schedule 'J' of this Master Guaranty Agreement whichever occurs first.

4. **"Beneficiary"** means any party guaranteed by the Secured Party for the benefit of GENEFIC under this Standby Letter of Credit Agreement.

5. **"Business Day"** means a day other than a Saturday, Sunday, United States national holiday, or other day on which banks in Florida are permitted or required by law to close.

6. **"Commitment"** means (a) the Dollar amount set forth opposite the Secured Party's name on the signature pages hereof, or (b) the commitment of the Secured Party to issue Guarantees hereunder, as the context may require.

7. **"Default"** means an event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

8. **"Deposit Account"** means escrow account number 898046403161 held by the Secured Party

9. **"Discretion"** means the sole discretion of the Secured Party.

10. **"Dollars"** and the **"$"** sign each mean the lawful currency of the United States of America.

11. **"EBITDA"** means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, and (d) amortization expense, in each case determined in accordance with GAAP for such period.

12. **"EBITDA to Interest Ratio"** means, as of the last day of any Fiscal Quarter, the ratio of (i) consolidated EBITDA of the Borrower and its subsidiaries for the period of four consecutive Fiscal Quarters then ended to (ii) interest payable on, and amortization of debt discount in respect of, all Funded Debt of the Borrower and its subsidiaries during such period of four Fiscal Quarters.

13. **"ERISA"** means the Employment Retirement Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

14. **"Event of Default"** means any breach of this Master Performance Standby Letter of Credit and Guaranty Agreement, as determined by the Secured Party (collectively referred to as "Events of Default")

15. **"Fee Payment Date"** means payments due to the Secured Party in consideration of this Master Performance Standby Letter of Credit and Guaranty Agreement according to Schedule 'C' herein.

16. **"Fiscal Quarter"** means any of the four periods, each approximately three calendar months in length, comprising the Borrower's fiscal year.

17. **"Funded Debt"** means the sum of:

    a. all obligations of the Borrower and its subsidiaries for borrowed money, including but not limited to principal and interest with respect to all indebtedness hereunder and all other senior or subordinated debt for borrowed money;

    b. all purchase money obligations of the Borrower and its subsidiaries, including obligations under any capitalized lease;

    c. the face amount of all Guarantees issued for the account of the Borrower and its subsidiaries, including but not limited to any Guarantees (as defined herein); and

    d. all other interest-bearing obligations of the Borrower and its subsidiaries that are required to be listed as a liability on a balance sheet under GAAP. All determinations under this definition shall be made with respect to the Borrower and its subsidiaries on a consolidated basis.

18. **"Guarantor"** means Brian Bonar.

19. **"Guarantee"** or **"Guarantees"** for the purposes of this Agreement means:

    a. non-bank general guarantees, which are governed under General Contract Law;

    b. equity commitment letters (ECLs), which are governed under General Contract Law;

    c. depository bank-issued documentary Letters of Credit, which are governed under UCP 600 and UCC 5, of which the Secured Party is a co-Applicant;

    d. institutional and non-institutional grade performance standby Letters of Credit, which are governed by ISP98;

    e. each of these instruments is issued pursuant to this Agreement and superseded by the terms and conditions applicable to each respective issuance.

20. **"Investment Bank"** means IBS Equity Fund III, LLC, a division of IBS Investment Bank acting on its own behalf.

21. **"Guarantee Amount"** means the sum of:

    a. the aggregate face amount of all issued and outstanding Guarantees; plus

    b. Unreimbursed Guarantee Obligations.

22. **"Letters of Credit" or "L/C"** for the purposes of this Agreement means:

    a. depository bank-issued documentary letters of credit are governed under UCP 600 and UCC 5;

    b. institutional and non-institutional grade performance standby Letters of Credit are governed by ISP98;

    c. each of these instruments is issued pursuant to this Agreement and superseded by the terms and conditions applicable to each respective issuance.

23. **"Loan Documents"** means this Agreement, all attachments, including Schedules 'A' through 'J' of this Master Guaranty Agreement, along with the notes, any reimbursement agreements, the Unit purchase agreement, and any other document related hereto, together with all amendments, modifications, and restatements thereof.

24. **"Master Credit and Purchase Agreement"** means that certain **Master Credit, Security, and Purchase Agreement**, dated **December 31, 2025**, as amended, restated, supplemented, or otherwise modified from time to time, which is guaranteed under the provisions of this Agreement.

25. **"Minimum Required Collateral Value"** means the minimum dollar value of Collateral required to be maintained by **GENEFIC** in order to avoid an Event of Default under this Agreement, as determined in accordance with the applicable Loan Documents, in the sole Discretion of the Secured Party.

26. **"Obligations"** means all present and future obligations, indebtedness, and liabilities of any **Borrower** or **Obligor** to the **Secured Party**, at any time and from time to time, of every kind and description, whether direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, whether arising under any **Loan Document**, the **Master Credit and Purchase Agreement**, or applicable law, including all fees, charges, expenses, indemnities, and all amounts paid or advanced by the Secured Party on behalf of or for the benefit of any **Credit Party**.

27. **"Obligor"** means the Borrower, the Guarantors, the Pledgors, and any other Person that has incurred or may incur Obligations under this Agreement or any other Loan Document.

28. **"Outstanding Amount"** means, with respect to any Guarantee, the aggregate drawable amount thereof, equal to the sum of:

    (a) the maximum amount available to be drawn under such Guarantee (after giving effect to any automatic or contractual increases, whether or not then in effect);

    (b) and all amounts previously drawn thereunder that have not been reimbursed.

29. **"Person"** means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, governmental authority, or any agency or political subdivision thereof.

30. **"Reimbursement Agreement"** means any application, reimbursement agreement, or similar undertaking required by the Secured Party as a condition precedent to the issuance of any Guarantee.

31. **"Secured Party"** means **IBS Equity Fund III, LLC**, together with its affiliates, including **IBS Investment Bank**, and their respective successors and permitted assigns.

32. **"Secured Party's Account"** means such account of the Secured Party as is designated in writing from time to time by the Secured Party to the Borrower for the purposes of this Agreement.

33. **"Security Agreement"** means the grant of security interests and liens in favor of the Secured Party on all or substantially all assets of **GENEFIC**, as described in this Agreement and the related schedules and exhibits hereto, and any other security documents executed in connection with the Loan Documents.

34. **"Subsidiary Obligations"** means all obligations of each Subsidiary to the Secured Party arising under or in connection with any **Guarantee** or **Reimbursement Agreement**, including, without limitation:
    (a) obligations to reimburse amounts drawn under any Guarantee;
    (b) obligations to pay interest, fees, and expenses related thereto; and
    (c) any notes or other instruments issued in substitution for, or in satisfaction of, any portion of such obligations.

35. **"Transaction Expenses"** means all fees, costs, expenses, and other Obligations payable to the Secured Party arising out of or in connection with the negotiation, execution, administration, enforcement, or termination of this Agreement and the other Loan Documents.

36. **"Unreimbursed Guarantee Obligations"** means, at any time, the aggregate amount drawn under all Guarantees that have not been reimbursed to the Secured Party.

37. **Other Definitional Provisions.**

(a) **"Deposit Account Control Agreement"** or **"DACA"** means any deposit account control agreement pursuant to which one or more deposit accounts of GENEFIC are subject to the control of the Secured Party, including that certain DACA attached hereto as **Schedule 'D'**, as amended from time to time.

(b) **"Equity Interest"** means all shares of capital stock, partnership interests, limited liability company membership interests, beneficial interests in a trust, or other equity ownership interests in a Person, together with any warrants, options, or other rights to acquire any of the foregoing, as further described in the **Stock and Unit Pledge Agreement** attached hereto as **Schedule 'F'**.

(c) **"Pledged Interest"** means all of the Pledgors' right, title, and interest in and to any and all Equity Interests, whether now owned or hereafter acquired, including all stocks, units, and membership interests, as pledged pursuant to the **Stock and Unit Pledge Agreement** attached hereto as **Schedule 'F'**.

(d) **"Pledgors"** means **Brian Bonar**, individually, and **Dalrada Technology Group, Inc.**, as parties to the **Stock and Unit Pledge Agreement** attached hereto as **Schedule 'F'**.

(e) **"Undefined Terms."** Unless otherwise defined herein, terms used in this Agreement shall have the meanings assigned herein when used in any schedules, exhibits, certificates, amendments, the Master Credit and Purchase Agreement, or other Loan Documents. Any terms not defined herein shall have the meanings assigned under the **UCC** or applicable state law; **provided, however**, that any term relating to Government Receivables or Payors shall be interpreted in accordance with applicable **federal healthcare laws and regulations** in the event of a conflict.

[AGREEMENT CONTINUES ON FOLLOWING PAGE]

MASTER PERFORMANCE STANDBY LETTER OF CREDIT AND GUARANTY AGREEMENT

This Master Performance Standby Letter of Credit and Guaranty Agreement (this "**Agreement**" or "**Master Guaranty Agreement**") is made as of December 31, 2025, by and among Brian Bonar, an individual in his capacity acting as the personal guarantor, **GENEFIC, Inc.**, a Wyoming Corporation, **GENEFIC HOLDINGS 1, Inc.,** a Wyoming Corporation, and **GENEFIC RX DX, Inc.,** a Wyoming Corporation, **GENEFIC HOLDINGS 2, Inc.**, a Wyoming Corporation, **BOOST DIAGNOSTICS, Inc.**, a Wyoming Corporation, **IV Services, LLC D/B/A Genefic Infusion RX,** a Louisiana Limited Liability Company, **Genefic Specialty RX, Inc. D/B/A Genefic Specialty Pharmacy,** an Alabama Corporation and entities listed in Schedule 'A' attached hereto (collectively **"GENEFIC"** or **"Borrower"**) and **IBS EQUITY FUND III, LLC**, an affiliate fund of IBS Investment Bank (herein **"Investment Bank"** or **"Secured Party"**) for the benefit of a party or parties identified by GENEFIC and approved by the Secured Party ("Beneficiary" or "Beneficiaries").

1. **Commitment.**

(a) During the Availability Period, the Secured Party may provide Guarantees for the account of the Borrower. The aggregate Commitment available for all Guarantees shall not exceed Twenty Million Dollars ($20,000,000.00 USD), as such amount may be reduced from time to time in accordance with this Agreement.

(b) This Agreement governs all Guarantees issued by the Secured Party pursuant hereto. GENEFIC shall perform all obligations under the agreements and contracts guaranteed by the Secured Party (collectively, "Contract Performance"). Where applicable, GENEFIC shall make scheduled payments to the applicable Beneficiary in accordance with Schedule 'D' attached hereto (the "GENEFIC to Beneficiary Payment Schedule"). Any Events of Default relating to Contract Performance or such payment obligations are set forth in Section 12 of this Agreement.

(c) This Agreement applies to the issuance, maintenance, renewal, extension, and increase of existing and new Guarantees. Guarantees outstanding as of the date hereof are listed on Schedule 'B' (the "Existing Guarantees"). Subject to the terms of this Agreement, during the Availability Period, the Investment Bank may, at the request of the Borrower, issue, renew, extend, or increase Guarantees for the account of GENEFIC or its Affiliates (the "New Guarantees"). At no time shall the Outstanding Amount of all Guarantees exceed the Commitment. For purposes hereof, "Outstanding Amount" means, with respect to any Guarantee, the sum of:

(i) the maximum amount available to be drawn under such Guarantee (after giving effect to any automatic or contractual increases, whether or not then in effect); plus

(ii) all amounts drawn under such Guarantee that have not been reimbursed.

(d) GENEFIC shall pay the Secured Party:

(i) within three (3) Business Days after receipt of an electronic invoice or other written notice, all fees and other amounts due under this Agreement;

(ii) in accordance with the terms of this Agreement; and

(iii) in accordance with the applicable Security Agreement governing the Collateral or the account in which such Collateral is held.

If GENEFIC fails to pay any amounts when due, the Secured Party may apply Collateral toward the Obligations, provided that the Secured Party shall not be required to apply Collateral to the extent such application would cause the remaining Collateral to fall below the Minimum Required Collateral Value. GENEFIC hereby authorizes the Secured Party to make withdrawals from the Deposit Account in accordance with this Agreement and the applicable Deposit Account Control Agreement.

(e) All past due amounts hereunder (including, without limitation, any drawing under a Guarantee that is not immediately reimbursed) shall include any applicable one-time collection fee and shall bear interest at a rate per annum equal to the Wall Street Journal Prime Rate (WSJPR) plus fifteen percent (15.00%), from the date such amount is due until the date paid in full. The spread over the WSJPR reflects factors including, without limitation, the Secured Party's cost of funds, desired return, general economic conditions, and credit risk considerations. The Secured Party may price credit at, above, or below the WSJPR as circumstances warrant. Any change in the WSJPR shall take effect at the opening of business on the date specified in the Wall Street Journal's public announcement of such change. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(f) On each Fee Payment Date, GENEFIC agrees to pay the Secured Party for guarantees fees and associated costs ("Guarantees Fees"), which shall include without limitation: (i) all fees pursuant to the Master Credit, Security, and Purchase Agreement, dated December 31, 2025; (ii) recurring monthly payments calculated at a rate of three percent (3.00%) interest-only on the total outstanding issuances under this Agreement, payable to the Secured Party's Deposit Account no later than five (5) calendar days following the end of each calendar month (the "MGA Guarantee Fee"), as further described in Schedule 'C'; (iii) a non-refundable legal closing fee in the amount of $65,000, payable upon the execution of this Agreement (the "Legal Fee"); (iv) an origination fee in the amount of $75,000, payable upon the execution of this Agreement, as further detailed in Schedule 'C' (the "Origination Fee"); (v) capital commitment costs in the amount of $225,0000, fully earned, converted into the Prefunded Warrant to Purchase Preferred Shares (as defined below) , as detailed in Schedule 'J' ("Capital Commitment Charges"); (vi) excess legal and administrative in the amount of $165,0000, fully earned, converted into the Secured Promissory Note (as defined below) , as described in Schedule 'H' ("Excess Administrative Costs"); and (vii) all other transaction fees and expenses not adequately covered by the Company's deposit.

All Guarantees Fees shall be paid by wire transfer in accordance with Schedule 'C' (the "Fee Payment Dates"). Any failure to pay amounts due on a Fee Payment Date shall constitute an Event of Default as set forth in Section 12. The Secured Party shall not be required to refund any portion of the Guarantees Fee paid for any period.

2. **Availability Period.** The Availability Period of the Commitment shall commence on the date of this Agreement and shall expire on December 31, 2030 (the "Expiration Date"); provided, however, that the security interests granted hereunder shall continue in full force and effect until terminated by the Secured Party in accordance with Section 14.

3. **Written Requests.**

(a) Each new Guarantee shall be issued under the Secured Party's standard form of guarantee agreement executed by GENEFIC and shall be in form and substance, and in favor of beneficiaries, satisfactory to the Secured Party in its reasonable Discretion. Each request for (i) an increase of any Existing Guarantee, (ii) the issuance of any new Guarantee, or (iii) the renewal or extension of any Guarantee shall be made in writing, in a manner acceptable to the Secured Party, and delivered no less than fifteen (15) Business Days' prior written notice by GENEFIC. Each Guarantee shall expire on or before the Expiration Date.

(b) If GENEFIC so requests in any applicable agreement, the Secured Party may, in its sole and absolute Discretion, issue, renew, extend, or increase Guarantees that include automatic extension provisions (each, an "Auto-Extension Guarantee"); provided that any such Auto-Extension Guarantee shall permit the Secured Party to prevent any extension at least once during each twelve (12)-month period (commencing on the issuance date of such Guarantee) by providing timely notice to the applicable beneficiary on a date mutually agreed at issuance. Unless otherwise directed by the Secured Party, GENEFIC shall not be required to submit a separate extension request for any automatic extension under an Auto-Extension Guarantee. Notwithstanding the foregoing, the Secured Party shall have no obligation to renew, extend, increase, or issue any Auto-Extension Guarantee at any time if the Secured Party determines

that the conditions for issuance under this Agreement would not then be satisfied. In all events, no Auto-Extension Guarantee shall extend beyond the Expiration Date.

(c) The obligation of the Secured Party to issue, increase, renew, or extend any Guarantee shall be subject to the satisfaction of the following conditions precedent: (i) no Event of Default has occurred and is continuing, and no event or circumstance exists that, with the giving of notice or the passage of time or both, would constitute an Event of Default; (ii) all representations and warranties made by GENEFIC herein and in the other Loan Documents are true and correct in all material respects; and(iii) after giving effect to the issuance, increase, renewal, or extension of such Guarantee, GENEFIC is in compliance with Section 4 of this Agreement.

4. **Minimum Required Collateral Value.** GENEFIC agrees that it shall at all times maintain Collateral, consisting of real estate, inventory, equipment, receivables, and cash, having an aggregate fair market value equal to twenty-five percent (25%) of the Outstanding Amount of all Guarantees (the "Minimum Required Collateral Value"). Prior to the issuance of any new Guarantee or any increase in an existing Guarantee, GENEFIC shall deliver to the Secured Party, in the form of a cash deposit or additional Collateral subject to a perfected UCC security interest, sufficient additional Collateral such that, after giving effect thereto, the aggregate value of all Collateral equals or exceeds the Minimum Required Collateral Value.

If at any time the Secured Party determines that the value of the Collateral is less than the Minimum Required Collateral Value, GENEFIC shall, upon demand, promptly deliver additional Collateral sufficient to restore compliance. For the avoidance of doubt, the determination of Collateral value shall be made by the Secured Party in its reasonable Discretion, taking into account the nature, liquidity, and marketability of such assets.

5. **Deposit Account.** For purposes of this Agreement, "Deposit Account" means escrow account no. 898046403161 held by Investment Bank. Any renewals or rollovers thereof, any successor or substitute deposit account(s), including, without limitation, any such deposit account as it may have been renumbered or retitled.

6. **Grant of Security Interest.**

(a) Subject to the provisions of this Agreement, upon the occurrence of an Event of Default, or if any portion of the Indebtedness remains unpaid when due and payable (whether by acceleration, declaration, extension, or otherwise), the Secured Party, in addition to the remedies set forth in Section 13, is hereby irrevocably authorized, in its sole discretion, to: (i) liquidate any and all assets constituting Collateral subject to any UCC filings made in favor of the Secured Party; and/or (ii) withdraw, transfer, and apply any and all funds now or hereafter maintained in the Deposit Account, at such times and in such amounts as the Secured Party may determine.

The Secured Party may, in its sole discretion, retain such funds or apply such funds (or any portion thereof)to the Indebtedness in such order and manner as the Secured Party may elect. The Secured Party is further authorized, at any time and from time to time, to take any and all actions with respect to the Deposit Account (including the funds deposited therein) as permitted by this Agreement, applicable law, or any other Loan Documents.

(b) "Indebtedness" means any and all existing and future indebtedness, liabilities, and obligations of the arising under: (i) this Agreement; (ii) any application, reimbursement agreement, or other agreement executed in connection with the issuance of any Guarantees; and (iii) any other indebtedness, liabilities, or obligations owing to the Secured Party relating to any Guarantees issued hereunder or any account in which cash Collateral is deposited pursuant to this Agreement,

In each case whether such indebtedness, liabilities, or obligations are direct or indirect, absolute or contingent, primary or secondary, joint or several, matured or unmatured, now existing or hereafter arising, including principal, interest, fees, costs, liquidation expenses, and reasonable attorneys' fees and expenses. The books and records of the Secured Party evidencing the Indebtedness shall be prima facie evidence thereof and shall be binding upon GENEFIC absent manifest error.

7. **Automatic Reduction of Commitment**. The Commitment shall be permanently reduced by the amount of (a) each Guarantees that, after the date hereof, (i) expires by its terms, or (ii) is terminated or cancelled and returned to the Secured Party, and (b) any permanent reduction in the face amount of any Guarantees.

8. **Withdrawals**. Upon the written request of GENEFIC, the Secured Party shall release any Collateral in excess of the Minimum Required Collateral Value. Following the Expiration Date (or the earlier termination of this Agreement), GENEFIC may request the release of all remaining Collateral, and upon such request, provided that (i) no Guarantees are then outstanding and (ii) all Indebtedness has been paid in full in cash, the Secured Party shall promptly release all remaining Collateral to GENEFIC.

9. **Borrower's Covenants, Warranties and Representations**. GENEFIC covenants, represents, and warrants that:

(a) GENEFIC is an incorporation duly organized and in good standing under the laws of the state of its formation;

(b) GENEFIC has full power and authority to enter into this Agreement and the other documents executed in connection herewith (the "Loan Documents") and to incur the obligations provided for under the Loan Documents, all of which have been duly authorized by all necessary action;

(c) This Agreement is the legal and binding obligation of GENEFIC, enforceable in accordance with its respective terms, except as limited by Investment Bank bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights;

(d) Neither the execution and delivery of this Agreement nor the other Loan Documents, nor the consummation of any transactions contemplated herein or therein, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute, or regulation to which GENEFIC is subject, or any judgment, license, order, or permit applicable to GENEFIC, or any loan agreement, credit agreement, indenture, mortgage, deed of trust, contract, or other instrument to which GENEFIC may be subject. No consent, approval, authorization, or order of any court, governmental authority, or third party is required in connection with the execution and delivery of this Agreement or any of the other Loan Documents, or to consummate the transactions contemplated herein or therein.

(e) GENEFIC shall, at the Borrower's expense, undertake all reasonably necessary or advisable actions from time to time to preserve the first priority and perfection of the security interest. Furthermore, it shall refrain from any actions that could alter, impair, or eliminate such priority or perfection.

(f) Borrower's exact legal names are correctly set forth on the signature page hereof. GENEFIC will provide Investment Bank with at least three (3) business days' prior written notice of any change in Borrower's name or identity;

(g) GENEFIC is an organization of the type and is incorporated in or organized under the laws of the state specified in the introductory paragraph hereof. GENEFIC shall give the Investment Bank at least 30 calendar days' notice before changing its type of organization, business structure, or state of organization. All modifications or additions to Borrower's organizational, financial, or legal structure are prohibited without the expressed approval of the Investment Bank for the duration of this Agreement; and

(h) GENEFIC warrants that its organizational identification number has been assigned by the State Division of Corporations. GENEFIC shall promptly notify the Secured Party if: (i) of any change of its organizational identification number; or (ii) if GENEFIC does not have an organizational identification number and later obtains one of such organizational identification numbers.

10. **Effectiveness.** This Agreement shall become effective upon the following conditions: (collectively, the "Effective Date"):

(a) this Agreement has been duly executed and delivered by all parties hereto to the Secured Party;

(b) the Secured Party has received a certificate of incumbency for GENEFIC, in form and substance reasonably acceptable to the Secured Party, certifying:

(i) the name and title of each officer authorized to execute the Loan Documents;

(ii) a true and correct copy of the resolutions of GENEFIC authorizing the execution and delivery of the Loan Documents and the performance of the obligations thereunder;

(iii) a true and correct copy of GENEFIC's certificate of formation or incorporation, as applicable, certified by the appropriate Secretary of State;

(iv) a true and correct copy of GENEFIC's organizational documents (including bylaws or operating agreement, as applicable); and

(v) a certificate of good standing for GENEFIC issued by the appropriate Secretary of State; and

(c) all schedules and exhibits to this Agreement have been duly executed and delivered.

11. **Costs.** Upon the occurrence of an Event of Default, GENEFIC shall pay all reasonable and customary costs and expenses incurred by the Secured Party in connection with the issuance, administration, enforcement, and maintenance of each Guarantee, and in the exercise of any rights, powers, or remedies under this Agreement or any other Loan Document.

All advances, charges, costs, and expenses (including reasonable attorneys' fees and disbursements of outside counsel) incurred or paid by the Secured Party in exercising any right, power, or remedy, or in enforcing this Agreement or any related document, shall constitute Indebtedness secured hereby and shall be payable by GENEFIC promptly upon written request or invoice. Any such amounts not paid when due shall bear interest at an annual rate equal to the highest rate applicable to any Indebtedness secured by this Agreement, from the date incurred until paid in full.

12. **Events of Default.** Any one or more of the following shall be a default hereunder ("Event of Default"):

(a) GENEFIC fails to pay any Indebtedness after the same becomes due and payable or fails to maintain the Minimum Required Collateral Value as set forth in Section 4;

(b) GENEFIC defaults on Contract Performance as required by Beneficiaries;

(c) GENEFIC fails to pay Beneficiaries in accordance with Guarantees issued under this Agreement;

(d) GENEFIC fails to pay the Guarantees Fees outlined in accordance with the terms and conditions of this Agreement;

(e) GENEFIC breaches any other term, provision, or warranty under the Master Credit, Security, and Purchase Agreement dated December 31, 2025;

(f) GENEFIC breaches any other term, provision, or warranty under the Secured Promissory Note dated December 31, 2025, as further referenced in Schedule 'H' attached hereto;

(g) GENEFIC breaches any other term, provision, warranty, or representation of any agreement evidencing or relating to the Indebtedness;

(h) Any custodian, receiver, or trustee is appointed to take possession, custody, or control of all or a substantial portion of the property of GENEFIC;

(i) GENEFIC becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, or commences any case, proceeding, or other action for itself as debtor under any bankruptcy or other law for the relief of, or relating to, debtors;

(j) Any case, proceeding, or other action is commenced against GENEFIC, as debtor, under any bankruptcy or other law for the relief of, or relating to, debtors, and such proceeding continues for seven (7) days; and

(k)

(l) Any post-judicial involuntary demand or lien of any kind or character attaches to GENEFIC or the Deposit Account; and

13. **Remedies.** If an Event of Default occurs, the Secured Party may in its discretion, exercise one or more of the following remedies:

(a) Termination. Terminate The Secured Party may terminate the Availability Period and/or declare all Indebtedness to be immediately due and payable, whereupon such Indebtedness shall become immediately due and payable without notice of default, presentment, demand for payment, protest, notice of nonpayment or dishonor, or any other notice or demand of any kind, all of which are hereby expressly waived by GENEFIC. Provided, however, that upon the occurrence of an Event of Default described in Section 12(d) or Section 12(e), all Indebtedness shall automatically become immediately due and payable, without notice of default, presentment, demand for payment, protest, notice of nonpayment or dishonor, or any other notice or demand of any kind, all of which are hereby expressly waived.;

(c) Apply, without notice, any funds in any Deposit Account against the Indebtedness;

(d) Exercise any other remedy provided under this Agreement or by any applicable law;

(e) Exercise collection through the liquidation of all personal assets of the Guarantor described herein and in Schedule 'E' of this Agreement; and

(f) Exercise collection and board control through the foreclosure and acquisition of the Member Units and Stock described herein and in Schedule 'F' of this Agreement.

14. **Return of Collateral.** If the Secured Party, at the request of GENEFIC pursuant to Section 8 hereof or otherwise, delivers any Collateral (or any portion thereof) to GENEFIC, the receipt of such Collateral by GENEFIC shall constitute a full and complete acquittal of the Secured Party with respect to the Collateral so delivered. Thereafter, the Secured Party shall be fully discharged from any liability or responsibility with respect to such Collateral.

15. **Other Rights.** The rights and remedies given to the Secured Party by this Agreement shall be in addition to all rights, powers, and remedies given to the Secured Party by virtue of any statute or rule of law. Any forbearance, failure, or delay by the Secured Party in exercising any right, power, or

remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy, and any single or partial exercise of any right, power, or remedy hereunder shall not preclude the further exercise thereof; and every right, power, and remedy of the Investment Bank shall continue in full force and effect until such right, power, or remedy is expressly waived by an instrument in writing executed by the Investment Bank.

16. **Termination**. This Agreement shall remain in full force and effect until the earlier of the Expiration Date or such date on which the Secured Party or GENEFIC shall have terminated this Agreement, provided that Borrower's representations, covenants, and obligations shall continue hereunder until full and final payment of all Indebtedness. Termination of this Agreement prior to the Expiration Date shall include a one-time fee ("Early Termination Fee"). Upon final payment of Indebtedness, GENEFIC may prepay the Investment Bank in cash, at any time, by rendering an Early Termination Fee of:

(a) One percent (1.00%) if paid within the twelve (12) months; and

(b) waived if paid after the first twelve (12) months.

17. **Miscellaneous.**

(a) GENEFIC hereby authorizes the Secured Party to file one or more financing statements describing all or part of the Collateral, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law. Such financing statements, continuation statements, and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement, or amendment, including whether GENEFIC is an organization, the type of organization, and any organizational identification number issued to GENEFIC. GENEFIC agrees to furnish any such information to the Secured Party promptly upon request.

(b) GENEFIC hereby authorizes the Secured Party access to all bank accounts, member interest certificates, organizational agreements, financial statements, and any additional requests for information made by the Secured Party within three (3) calendar days of written requests.

(c) At the request of the Secured Party, GENEFIC shall execute such other agreements, documents, or instruments in connection with this Agreement as the Secured Party may reasonably deem necessary to evidence or perfect the security interests granted herein to maintain the first priority of the security interests, or to effectuate the rights granted to the Secured Party herein.

(d) GENEFIC shall provide the Secured Party's authorized representative(s) access to all bank accounts, credit accounts, office space, and operating systems within seven (7) calendar days of written request.

(e) This Agreement shall be governed by and construed according to the internal laws of the State of Florida, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction. GENEFIC hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Secured Party in connection with such action or proceeding shall be binding on GENEFIC if sent to GENEFIC by registered or certified mail at its address specified on the signature page to this Agreement. The state referred to above in Section 17(c) is "the Secured Party's jurisdiction" for purposes of the UCC (as defined below).

(f) References to "UCC" in this Agreement shall mean the Uniform Commercial Code as in effect from time to time in the state referred to in Section 17(c) above; provided that if by mandatory provisions of law, the perfection, the effect of perfection or non-perfection, or the priority of the security interests granted in the Security Agreement, as well as all other security interests created or assigned as

additional security for the Indebtedness under the provisions of this Agreement, in any collateral is governed by the Uniform Commercial Code as in effect in any other jurisdiction, the "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Security Agreement relating to such perfection, the effect of perfection or non-perfection, or the priority of security interests. Any term used or defined in the UCC and not defined in this Agreement has the meaning given to the term in the UCC when used in this Agreement.

(g) This Agreement shall benefit the Secured Party's successors and assigns and shall bind Borrower's successors and assigns. The Secured Party may assign its rights and obligations under this Agreement without the prior written consent of GENEFIC. GENEFIC may not assign its rights and obligations under this Agreement without the expressed written consent of the Secured Party. This Agreement shall bind all parties who become bound as a debtor with respect to the Indebtedness.

(h) In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

(i) To the extent there is any conflict between the terms, conditions, or provisions hereof and the terms, conditions, or provisions of any Application and Agreement or the Security Agreement, the terms, conditions, or provisions of this Agreement shall control.

18. Notices. All notices and other communications required or permitted hereby shall be in writing and shall be delivered by personal delivery, overnight courier, certified or registered mail, facsimile (telecopier), or electronic mail (e-mail). Notices and communications shall be deemed given as follows: if delivered by personal delivery or overnight courier, when received by the recipient; if sent by certified or registered mail, when received by the recipient; if sent by facsimile, when transmitted, provided that if transmitted outside the recipient's normal business hours, such notice shall be deemed given at the opening of business on the next Business Day of the recipient; and if sent by e-mail, upon the sender's receipt of an electronic or written acknowledgment of receipt from the intended recipient (including an automated read receipt, return e-mail, or other written acknowledgment); provided, however, that if sent outside the recipient's normal business hours, such notice shall be deemed given at the opening of business on the next Business Day of the recipient, unless otherwise specified by the Secured Party.

19. RELEASE. GENEFICHEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE SECURED PARTY AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE "RELEASED PARTIES"), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED, OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH GENEFIC MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE EXISTING GUARANTEES, ANY OTHER GUARANTEES ISSUED HEREUNDER OR ANY AMOUNTS DUE HEREUNDER INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE ALLOWED UNDER APPLICABLE LAW, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

20. WAIVER OF JURY TRIAL. TO THE EXTENT ALLOWED BY APPLICABLE LAW, GENEFIC AND THE SECURED PARTY EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT, OR PROCEEDING ON OR ARISING OUT OF THIS AGREEMENT.

21. NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, INCLUDING SCHEDULES 'A' THROUGH 'J' (COLLECTIVELY, THE "LOAN DOCUMENTS"), CONSTITUTES THE FINAL, COMPLETE, AND EXCLUSIVE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, AND AGREEMENTS, WHETHER ORAL OR WRITTEN. THIS AGREEMENT MAY NOT BE CONTRADICTED, MODIFIED, OR SUPPLEMENTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OR UNDERSTANDING OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS OR UNWRITTEN UNDERSTANDINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Accepted and Agreed:
Genefic, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Holdings 1, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Holding 2, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic RX DX, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Boost Diagnostics, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Specialty RX, Inc.
D/B/A Genefic Specialty Pharmacy

Brian Bonar
Principal

Accepted and Agreed:
IV Services, LLC
D/B/A Genefic Infusion RX

Brian Bonar
Principal

Accepted and Agreed:
Dalrad Technology Group, Inc
as Corporate Guarantor

Brian Bonar
Principal

Accepted and Agreed:
Personally,

Brian Bonar

Accepted and Agreed:
IBS Equity Fund III, LLC

Jason Jackson
Principal

**TABLE OF SCHEDULES INCLUDED IN
MASTER PERFORMANCE STANDBY LETTER OF CREDIT AND GUARANTY
AGREEMENT DATED DECEMBER 31, 2025**

SCHEDULE 'A'
LIST OF ADDITIONAL PARTIES IN WHOSE ASSETS BORROWER HAS GRANTED SECURED PARTY BLANKET SECURITY INTEREST

Borrower hereby grants Lender rights to file a UCC-1 financing statement with the Secretary of State reflecting a blanket security interest in the assets of the entities listed below:

1. Genefic, Inc. (Wyoming)
2. Genefic Holdings 1, Inc. (Wyoming)
    a. FKA Genefic Infusion RX, Inc.
3. Genefic Holdings 2, Inc. (Wyoming)
    a. FKA Genefic Infusion RX, Inc.
4. Boost Diagnostics, Inc. (Wyoming)
    a. FKA Empower Genomics Corp.
    b. FKA Genefic Laboratories Corp.
    c. FKA Genefic Diagnostics, Inc.
5. IV Services, LLC DBA Genefic Infusion Pharmacy (Louisiana) ;
6. Genefic RX DX, Inc. (Wyoming)
    a. FKA Dalrada Life Sciences Inc.
    b. FKA Genefic Life Sciences Inc.
7. Genefic Specialty RX, Inc. DBA Genefic Specialty Pharmacy (Alabama)
    a. FKA Watson RX Solutions, Inc.
8. Dalrada Technology Group, Inc. (as Cross-Corporate Guarantor)
    a. FKA Dalrada Financial Corporation, Inc. (California)
    b. FKA Dalrada Financial Corporate, Inc. (Delaware)
9. Additional Credit Parties to be included at the sole Discretion of the Secured Party.

SCHEDULE 'B'
EXISTING GUARANTEES

Guaranty Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
IBS0727126	12-31-2025	Genefic	IBS Private Credit Fund IV, Participants, and Subordinated Secured Parties, located at 1500 Corporate Center Way, Suite 102, West Palm Beach, FL 33414 Type: Master Facility Guarantee	$3,500,000	12-31-2027
IBS07271XX	N/A	Genefic, Inc.	Transportation Alliance Bank located at 4185 Harrison Blvd, Suite 200, Ogden, Utah 84403 Type: SBLC Note: Pending issuance prior to first advance from TAB facility.	N/A	N/A

SCHEDULE 'C'
FEE PAYMENT DATES

NOTE: THE FEE PAYMENT DATES SUPPORTED BY THIS AGREEMENT SHALL BE PAID AS FOLLOWS:

TYPE	FREQUENCY	BEGINNING DATE	PAYMENT DUE	END DATE
Collateral Management Fee	$3,500.00 Per Month	Upon Secured Party Notice.	Paid monthly on the 5th calendar	Termination of Agreement
Legal Closing	One-Time At Closing	Paid at Closing	$65,000.00USD due at the Execution of this Agreement.	N/A
Capital Comm. Fees	One-Time at Closing	Fully Earned and converted to PFW	$225,000.00 USD due at the execution of this Agreement and paid in accordance with Schedule 'J' Prefunded Warrant to Purchase Preferred Shares dated December 31, 2025.	Per PFW
Origination Fee Agreement	One-Time	Paid at Closing.	$75,000.00USD due at the execution of this	N/A
Master Credit, Security, and Purchase Agreement Guarantee ("MGA Guarantee Fee")	Monthly	02/05/2026	Paid monthly on the 5th Calendar day of each month ($3.5MM at 3.00% per annum, interest-only).	Termination of Agreement
Exit Fee	Waived	N/A	Waived	N/A
Excess Admin & Legal Costs ($165,000.00USD)	Monthly	01/31/2026	$7,652.00USD, paid monthly on the 31st Calendar Day of each month in accordance with the Secured Promissory Note attached as Schedule 'H.'	Per Secured Promissory Note

SCHEDULE 'D'
GENEFIC TO BENEFICIARY PAYMENT SCHEDULE

NOTE: THE APPLICANT TO BENEFICIARY PAYMENT SCHEDULE GUARANTEED UNDER THIS AGREEMENT IS AS FOLLOWS:

DATE	PAYMENT DUE
N/A as of 12-31-2025	$0.00 .
TOTAL PAYMENT DUE	$0.00

SCHEDULE 'E'
PERSONAL GUARANTY

WHEREAS, Genefic, Inc. and all entities listed in Schedule 'A' herein (hereinafter collectively called the "Borrower") desire to transact business with and obtain credit or a continuation of credit from IBS Equity Fund III, LLC, a Florida limited liability company (hereinafter called "Secured Party");

WHEREAS, Secured Party is unwilling to extend or continue credit to the Borrower unless it receives a personal guaranty of the undersigned, known as Brian Bonar, and individual (hereinafter called the "Guarantor"), covering all Obligations of the Borrower under the attached Master Performance Standby Letter of Credit and Guaranty Agreement dated December 31, 2025 (the "Agreement"), as hereinafter defined; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party, from time to time and in its sole Discretion, to extend or continue credit to the Borrower, the Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to the Secured Party the prompt payment and performance of all liabilities and obligations of the Borrower to the Secured Party, of whatever nature, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, matured or unmatured, and whether incurred by agreement, operation of law, or otherwise (collectively the "Liabilities of the Borrower"):

The Guarantor consents that, within seven (7) calendar days after notice or demand, the Guarantor shall reimburse the Secured Party, to the extent that such reimbursement has not been made by the Borrower, for all costs and expenses, including attorneys' fees, incurred by the Secured Party in relation to any of the Borrower's liabilities or the collection thereof.

This Guaranty constitutes an ongoing obligation and shall remain in full force and effect notwithstanding any interruptions in the business relationship between the Borrower and the Secured Party. The Guarantor may terminate this Guaranty prospectively solely through written notice delivered to the Chief Investment Officer of the Secured Party at its principal address. Any such termination shall only be effective with respect to Liabilities of the Borrower first incurred subsequent to the receipt of such notice and shall not impact any Liabilities existing or committed prior thereto.

All monies available to Secured Party for application in payment or reduction of the Liabilities of the Borrower may be applied by Secured Party in such manner, in such amounts, and at such time or times as it may deem appropriate to the payment or reduction of such Liabilities of the Borrower as it shall elect. The obligations of the Guarantor shall remain unaffected by any release, surrender, substitution, or impairment of any collateral or other security held by the Secured Party.

The Guarantor hereby waives: (a) notice of acceptance of this guaranty and of extensions of credit by the Secured Party to the Borrower, (b) presentment and demand for payment of any of the Liabilities of the Borrower, (c) protest and notice of dishonor or default to the undersigned or to any other party with

respect to any of the Liabilities of the Borrower; (d) all other notices to which the undersigned might otherwise be entitled; and (e) any demand for payment under this guaranty.

This is a guaranty of payment and not of collection, and the undersigned further waives any right to require that any action be brought against the Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Secured Party in favor of the Borrower or any other person.

No delay on the part of the Secured Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the undersigned shall be deemed to be a waiver of the obligations of the undersigned or of the right of the Secured Party to take further action without notice or demand as provided herein; not in any event shall any modifications or waiver of the provisions of this guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

This guaranty is and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Florida and shall be in all respects governed, construed, applied, and enforced in accordance with the laws of said State, and no defense given or allowed by the laws of any other state of the United States of America shall be interposed in any action hereon unless defense is also given or allowed by the laws of the State of Florida.

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the date first above written.

By: ______________________________
(Signature of Guarantor)

Guarantor Name: Brian Bonar

SCHEDULE 'F'
STOCK AND UNIT PLEDGE AGREEMENT

THIS STOCK AND UNIT PLEDGE AGREEMENT ("Pledge Agreement" or "Agreement"), dated December 31, 2025, by and between Brian Bonar, personally, and Dalrada Technology Group, Inc. (collectively "Pledgors"), and IBS Equity Fund III, LLC, a Florida Limited Liability Company (the "Secured Party").

PRELIMINARY STATEMENTS:

WHEREAS, GENEFIC, INC., GENEFIC HOLDINGS 1, INC., GENEFIC RX DX, INC., GENEFIC HOLDINGS 2, INC., BOOST DIAGNOSTICS, INC., IV SERVICES, LLC D/B/A GENEFIC INFUSION RX, GENEFIC SPECIALTY RX, INC. D/B/A GENEFIC SPECIALTY PHARMACY, each having an address at 600 La Terraza Blvd, Escondido, CA 02025, including and all entities listed in Schedule 'A' List of Additional Parties in Whose Assets Borrower Has Granted the Secured Party Blanket Security Interest attached hereto (collectively referred to as the "Borrower"), have entered into the corresponding Master Performance Standby Letter of Credit and Guaranty Agreement with the Secured Party on December 31, 2025, in the aggregate principal amount of $20,000,000.00USD as of the date hereof (the "Master Guaranty Agreement" or "MGA");

WHEREAS, the Pledgors possess a majority and controlling equity interest in all issued and outstanding shares and membership interests of the Borrower ("Equity Interest"), and the Pledgors intend to pledge the entire Equity Interest to the Secured Party in relation to the Secured Party's financial accommodations to the Borrower ("Pledged Interest");

WHEREAS, the Pledgors have executed and delivered to the Secured Party a continuing and unconditional guaranty as of the date hereof (the "Guaranty"), pursuant to which the Pledgors have guaranteed in favor of the Secured Party the payment and performance of all obligations of the Borrower under the MGA; and

WHEREAS, it is a condition precedent to the availability of the financial accommodations under the MGA that Pledgor shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of the Secured Obligations (as further defined below).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgors hereby agree with the Secured Party as follows:

1. Definitions. Capitalized terms used but not defined herein (including in the recital clauses above) shall have the following meanings:

a. "Agreement" means this Unit Pledge Agreement, as the same may be amended, supplemented, restated, or otherwise modified from time to time.
b. "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement that has the practical effect of giving or creating any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

c. "Person" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint Unit, joint venture, association, trust, bank, land trust, business trust, or other organization, whether or not a legal entity, and any governmental authority.

d. "Secured Obligations" means all obligations, liabilities, and indebtedness of the Borrower under the MGA, together with all obligations and liabilities of the Pledgors arising under the Guaranty, this Agreement, and any other document executed in connection with the MGA, whether now existing or hereafter arising.

e. "UCC" means the Uniform Commercial Code of the State of Florida or of any other state, jurisdiction whose laws govern the perfection of the Secured Party's interest in the Collateral.

2. Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of the Secured Obligations, Pledgor hereby pledges, assigns, hypothecates, transfers, and grants a security interest to the Secured Party in all of the following (the "Collateral"):

a. the shares of Unit representing 100% of the issued and outstanding Unit of the Borrower (the "Pledged Unit"), the certificates representing the Pledged Unit, and all dividends, other distributions, cash, instruments, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Unit;

b. 100% of all additional Pledged Interest of any class of the Borrower from time to time acquired by Pledgors in any manner, including, without limitation, membership distributions or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of securities, split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, other distributions, cash, instruments, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

c. all options and rights, whether as an addition to, in substitution of, or in exchange for any shares constituting Pledged Interest:

d. all books and records of Pledgor, in each case arising from or with respect to all or any part of any of the items described in the foregoing clauses of this Section 2; and

e. in each case, whether any of the foregoing items are now existing or hereafter acquired or created, whether owned beneficially or of record and whether owned individually, jointly, or otherwise, together with the products and proceeds thereof, all payments and other distributions with respect thereto and any and all renewals, substitutions, modifications, and extensions of any and all of the foregoing.

3. Certificates; Financing Statements. All member unit certificates representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be accompanied by duly executed membership powers or other instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. Pledgors hereby authorize the Borrower, upon demand by the Secured Party, to deliver any Unit/unit certificates, instruments, and other distributions issued in connection with the Collateral directly to the Secured Party, in each case to be held by the Secured Party, subject to the terms hereof. The Secured Party shall have the right at any time and from time to time and without notice to Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Collateral, but such Collateral shall be held by the Secured Party as collateral security in accordance with the terms and conditions of this Agreement. The Secured Party shall have the right at any time to exchange certificates representing or evidencing the Collateral for certificates of smaller or larger denominations. In addition to the foregoing, Pledgor hereby

authorizes the Secured Party to file any financing statements, continuation statements, or amendments under the UCC as the Secured Party may deem necessary and advisable to evidence the security interest granted hereby.

4. Representations and Warranties of Pledgor. Pledgors represents and warrant to the Secured Party (which representations and warranties shall be deemed to continue to be made until all of the Secured Obligations have been paid in full) that:

a. Pledgors has the requisite capacity, power, and authority to enter into this Agreement, to pledge the Collateral for the purposes described herein, and to carry out the transactions contemplated by this Agreement.

b. The execution, delivery, and performance by Pledgors of this Agreement and the pledge of the Collateral hereunder have been duly and properly authorized and do not and will not result in any violation of the articles of organization, operating agreement or any other organizational documents of the Borrower, any agreement (including any shareholders' or financing agreement), indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.

c. This Agreement constitutes the legal, valid, and binding obligation of Pledgors, enforceable against Pledgors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws relating to the enforcement of creditors' rights generally, and by general equitable principles.

d. Pledgors is the direct and beneficial owner of each security comprising the Collateral, free and clear of any and all Liens other than the security interest created hereby.

e. Each security comprising the Collateral has been duly authorized and validly issued and is fully paid and non-assessable.

f. This Agreement creates and grants a valid Lien on the Collateral and the proceeds thereof, subject to no prior Lien.

g. There are no restrictions on the transfer of any shares comprising the Collateral contained in the articles of organization, operating agreement, or other organizational document of the Borrower in any agreement to which the Borrower or Pledgors are a party or by which their assets are bound or otherwise, which have not been legally waived by the necessary parties.

h. None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

i. No notification of the pledge evidenced hereby to any Person is required.

j. As of the date hereof, the Collateral constitutes 100% of the issued and outstanding Unit of the Borrower.

k. As of the date hereof, there are no existing options, warrants, calls, or commitments of any such character whatsoever relating to any of the Collateral and no indebtedness or other security convertible into any such Collateral.

l. The representations and warranties set forth in Section 4 shall survive the execution and delivery of this Agreement.

5. Covenants. Until such time as all of the Secured Obligations have been paid in full, Pledgors shall:

a. Not sell, assign, transfer, convey, or otherwise dispose of Pledgor's rights in or to the Collateral or any interest therein, nor create, incur, or permit to exist any Lien whatsoever with respect to any of such Collateral or the proceeds thereof other than that created hereby.

b. At Pledgor's expense, defend the Secured Party's right, title, and security interest in and to the Collateral against the claims of any Person and keep the Collateral free from all Liens, except for the Liens granted to the Secured Party under this Agreement.

c. Not vote any of the shares (including by written consent in lieu of a shareholders' meeting) representing the Collateral with respect to any amendment to the articles of organization, operating agreement, or any other organizational document of the Borrower without the prior written consent of the Secured Party.

d. At any time, and from time to time, upon the written request of the Secured Party, execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to the Secured Party upon the occurrence and during the continuance of an Event of Default (as defined below) proxies in respect of the Collateral in form satisfactory to the Secured Party. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to the Secured Party or its nominee to vote all shares of such Collateral then registered in Pledgor's name, to be exercised only at the times permitted by this Agreement.

e. Within three (3) business days of receipt thereof, deliver to the Secured Party all notices and statements relating to the Collateral received by Pledgor.

f. Not consent to or approve the creation or issuance to any Person other than Pledgors of (i) any additional shares of any class of Unit of the Borrower, (ii) any securities convertible or exchangeable for any such shares; or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares.

g. Pay, prior to delinquency, all taxes, charges, Liens, and assessments against the Collateral and, upon Pledgor's failure to do so, the Secured Party, at its sole option, may pay any of them, and such payments made by the Secured Party shall constitute Secured Obligations.

6. Voting Rights and Dividends. In addition to the Secured Party's rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and shall be continuing, the Secured Party may (i) vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (Pledgors hereby irrevocably constituting and appointing the Secured Party, with full power of substitution, the proxy and attorney-in-fact for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral and all other distributions, payments, revenues, profits, cash flow and other amounts received or receivable on or in respect of the Collateral. All dividends and all other distributions, payments, revenues, profits, cash flow and other amounts in respect of any of the Collateral, whenever paid or made, shall be delivered to the Secured Party to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

7. Events of Default. For the purposes of this agreement, the occurrence of an event of default, as described in the attached corresponding Master Performance Standby Letter of Credit and Guaranty Agreement dated December 31, 2025, the Master Credit, Security and Purchase Agreement as amended on December 31, 2025, and the related Financing Documents—whether voluntary or involuntary, by operation of law or otherwise—shall constitute an "Event of Default" herein.

8. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may:

a. Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral (or any part thereof), as the Secured Party may determine in its sole Discretion;

b. Transfer any or all of the Collateral into its name or into the name of its nominee or nominees;

c. Exercise all rights with respect to the Collateral, including, without limitation, all rights of conversion, exchange, subscription, or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its Discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustments of the Borrower, or upon the exercise by the Borrower of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

d. Subject to the requirements of applicable laws, sell, assign, and deliver the whole or, from time to time, any part of the Collateral at the time held by the Secured Party, at any private or public sale or auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable laws and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Secured Party in its sole Discretion may determine, or as may be required by applicable laws.

e. Pledgors hereby waive and release any and all rights or equity of redemption, whether before or after the sale hereunder. At any such sale, unless prohibited by applicable laws, the Secured Party may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All monies received by the Secured Party hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Secured Party and applied to amounts due under the MGA or any other Secured Obligations.

f. No failure or delay on the part of the Secured Party in exercising any rights hereunder shall operate as a waiver of any such rights, nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor any duty as to the preservation of any rights pertaining thereto, except to apply the funds to amounts due under the Master Guaranty Agreement. The Secured Party may exercise its rights with respect to property held hereunder without resorting to other security for or sources of reimbursement for the Secured Obligations. In addition to the foregoing, the Secured Party shall have all of the rights, remedies, and privileges of the Secured Party under applicable laws and the UCC, regardless of the jurisdiction in which enforcement hereof is sought.

g. All of the Secured Party's rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Agreement, the instruments comprising the Collateral, applicable laws or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Secured Party may deem expedient.

9. Private Sale. Pledgors recognize that the Secured Party may be unable to effect (or to do so only after delay, which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral due to certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"). Consequently, the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgors agree that any such private sale may be conducted at prices and on terms less favorable to the seller than those of a public sale, and that such private sales shall be considered to have been made in a commercially reasonable manner. Pledgors agree that the Secured Party has no obligation to delay the

sale of any Collateral for a period necessary to enable the Borrower to register the Collateral for a public sale under the Securities Act.

10. Waiver of Marshaling. Pledgors hereby waive any right to compel any marshaling of any of the Collateral.

11. Secured Party Appointed Attorney-In-Fact and Performance by the Secured Party. Pledgors hereby irrevocably constitutes and appoints the Secured Party as Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge, and deliver any instruments and to do in Pledgor's name, place, and stead, all such acts, things, and deeds for and on behalf of Pledgor, which Pledgors could or might do or which the Secured Party may deem necessary, desirable, or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey, or otherwise transfer title to the Collateral into the Secured Party's name. Pledgors hereby ratify and confirm all that said attorney-in-fact may so do in the absence of gross negligence and willful misconduct of said attorney-in-fact and hereby declares this power of attorney to be coupled with an interest and if Pledgors fail to perform any agreement herein contained, the Secured Party may itself perform or cause performance thereof, and any costs and expenses of the Secured Party incurred in connection therewith shall be paid by Pledgors as provided in Section 14 hereof.

12.Termination. This Agreement shall terminate, and Pledgor shall be entitled to the return of such of the Collateral as has not theretofore been sold, disposed of, or otherwise applied pursuant to this Agreement upon payment in full of the Secured Obligations.

13. Concerning the Secured Party. The preliminary statements of fact herein shall be taken as statements of Pledgors for which the Secured Party assumes no responsibility. The Secured Party makes no representation to anyone as to the value of the Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement. The Secured Party shall be protected in relying upon any notice, consent, request, or other paper or document believed by it to be genuine and correct and to have been signed by a proper Person. The permissive rights of the Secured Party hereunder shall not be construed as duties of the Secured Party. The Secured Party shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Collateral. The Secured Party shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or Discretion conferred upon it by this Agreement.

14. Expenses. The Collateral shall also secure, and Pledgors shall pay to the Secured Party on demand, from time to time, all costs and expenses, including but not limited to, reasonable attorneys' fees and costs, taxes, and all transfer, recording, filing, and other charges, of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection, or preservation of the rights or remedies of the Secured Party under this Agreement or with respect to the Secured Obligations. If Pledgors fail to promptly pay any portion of the above costs, fees, and expenses when due or to perform any other obligation of Pledgors under this Agreement, the Secured Party may, at its option, but shall not be required to, pay or perform the same and charge Pledgor's account for all fees, costs, and expenses incurred therefor, and Pledgors agree to reimburse the Secured Party therefor on demand. All sums so paid or incurred by the Secured Party for any of the foregoing, any and all other sums for which Pledgors may become liable hereunder, and all fees, costs, and expenses (including attorneys' fees, legal expenses, and court costs) incurred by the Secured Party in enforcing or protecting the Collateral or any of their rights or remedies under this Agreement shall be payable on

demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate permitted under applicable law, and shall be secured by the Collateral.

15. Notices. All notices, approvals, requests, demands, and other communications hereunder shall be delivered to Pledgors, and all notices, approvals, requests, demands, and other communications hereunder shall be given in accordance with the notice provision of the MGA.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors, and assigns, except that Pledgors may not assign Pledgor's rights or obligations hereunder without the written consent of the Secured Party. No sales of participations, other sales, assignments, transfers, or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Secured Party hereunder.

17. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Florida, without regard to conflicts of laws principles. Pledgors hereby consents to the jurisdiction of any state or federal court located within Palm Beach County, State of Florida, and irrevocably agrees that, subject to the Secured Party's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Pledgor expressly submits to and consents to the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens. Pledgors hereby waives personal service of any and all process and agrees that all such service of process may be made upon Pledgorsby certified or registered mail, return receipt requested, addressed to Pledgors in accordance with the provisions of Section 15 hereof, and service so made shall be complete ten (10) days after the same has been posted.

18. WAIVER OF JURY TRIAL. PLEDGOR AND THE SECURED PARTY HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

19. Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

20. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

21. Headings. Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

22. Recapture. Notwithstanding anything in this Agreement to the contrary, if the Secured Party receives any payment or payments on account of the Secured Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or

affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Secured Party, Pledgor' obligations to the Secured Party shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to the Secured Party, which payment shall be due on demand.

23. No Waivers. No failure or delay by the Secured Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference herein to the "continuing" nature of any Event of Default shall not be construed as establishing or otherwise indicating that the Pledgors have the independent right to cure such Event of Default but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms hereof.

24. Amendments. No provision of this Agreement may be amended, waived, or otherwise modified unless such amendment, waiver, or other modification is executed in writing and duly signed or otherwise approved by the Pledgors and the Secured Party.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have caused this Agreement to be duly executed as of the date first written above.

CERTIFIED AND ATTESTED BY:

____
Brian Bonar, Personally

DALRADA TECHNOLOGY GROUP, INC.

____
Brian Bonar, CEO and Shareholder

DALRADA TECHNOLOGY GROUP, INC.

____
Michele Kinser, Secretary, as Witness

SCHEDULE 'G'
DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement ("Agreement") effective as of December 31, 2025, is entered into by and between **GENEFIC, INC., GENEFIC HOLDINGS 1, INC., GENEFIC RX DX, INC., GENEFIC HOLDINGS 2, INC., BOOST DIAGNOSTICS, INC., IV Services, LLC D/B/A Genefic Infusion RX, Genefic Specialty RX, INC. D/B/A Genefic Specialty Pharmacy** (collectively referred to as "Company") and **IBS Equity Fund III, LLC** ("Lender" or "Secured Party"), concerning the following matters.

A. Pursuant to the Master Performance Standby Letter of Credit and Guaranty Agreement dated December 31, 2025 ("Master Guaranty Agreement"), and the Master Credit, Security, and Purchase Agreement dated December 31, 2025, guaranteed by the Master Guaranty Agreement, made by and between the Company, the Secured Party, and its Affiliates (collectively, the "Security Agreements"), the Company has agreed to provide specific collateral, including, without limitation, the Deposit Account (as defined herein), to the Lender to secure the Obligations (as defined in the Security Agreements). The Security Agreements have been executed in connection with financing provided by the Lender and its affiliated companies.

B. Company has established the following deposit accounts with each FDIC-insured depository institution (collectively "Bank") (whether one *or more*, individually and collectively, the "Deposit Account");

Bank in Which Account is Held	Name in Which Account is Maintained	Account Numbers
Bank of America	Genefic Specialty RX, Inc.	• 325159748008 • 325159734902 • 325159754924
Bank of America	Genefic, Inc.	• 325159756391
Trustmark Bank	IV Services, LLC	• 480-055-3511
TBD	Boost Diagnostics, Inc.	• TBD
Reserved	Reserved	• Reserved

C. The parties hereto desire to enter into this Agreement in order to set forth their respective rights and obligations with respect to the Deposit Account and all funds on deposit therein from time to time and to perfect the Lender's security interest in the Deposit Account;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Effectiveness. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any deposit account control agreement or similar agreement in effect with respect to any Deposit Account.

2. Security Interest: Agency. As collateral security for Company's obligations to Lender under the Security Agreement and the other loan documents described therein, Company hereby grants to Lender a present and continuing security interest in (a) the Deposit Account, (b) all contract rights, claims and privileges in respect of the Deposit Account, and (c) all cash, checks, money orders and other items of value of Company now or hereafter paid, deposited, credited or held (whether for collection, provisionally or otherwise) to or in the Deposit Account or otherwise in the possession or under the control of, or in transit to, Bank or any agent, bailee or custodian thereof for deposit in or credit to the Deposit Account and all proceeds of the foregoing (collectively, "Receipts"). Bank acknowledges the security interests of Lender in the Deposit Account and Receipts, and that this Agreement constitutes notice of such security interests and Bank further acknowledges and agrees that it does not and shall not object to or contest Lender's security interests in such collateral.

3. Control of Deposit Account.

(a) Company agrees that the Lender has control (as defined in Section 9-104 of the Uniform Commercial Code) of the Deposit Account.[1] Company will not perform a withdrawal or other disposition of any funds in the Deposit Account except to reasonably conduct its business operations or as required by the Security Agreements.

(b) Until such time as Lender delivers a Notice of Exclusive Control (in form substantially the same as attached hereto as Schedule G.1 and incorporated herein by this reference) to Bank, Bank shall comply with instructions directing the withdrawal, payment, transfer or other disposition of funds in the Deposit Account ("Disposition Instructions") originated by Company which Company is entitled to give concerning the Deposit Account. Nothing in the foregoing shall or shall be construed to limit, impair, or otherwise adversely affect any of Lender's rights or remedies under the Security Agreement. A "Notice of Non-Exclusive Control" is a written notice from Lender to Bank that Lender is thereby exercising exclusive control over the Deposit Account and the funds therein; for an example, see Sample Exhibit A. Lender may, at any time at which there exists an "Event of Default" (as defined in the Security Agreement) under the Security Agreement, deliver to Bank a Notice of Exclusive Control.

---

[1] Pursuant to and in accordance with Section 9-104 of the Uniform Commercial Code, "control" by a secured party of a deposit account is effectuated, among other things, where the debtor, the secured party, and the bank with which the deposit account is maintained have agreed in an authenticated record that the bank will comply with instructions originated by the secured party directing disposition of the funds in the deposit account without further consent by the debtor, even if the debtor retains the right to direct the disposition of funds from the deposit account.

(c) Within a reasonable time after Bank receives a Notice of Exclusive Control in accordance with this Section 2, but in all events no later than three (3) business days after such receipt, and until the Lender has rescinded or withdrawn such Notice of Exclusive Control: (i) Bank will comply solely with instructions originated by Lender with respect to the Deposit Account and any and all funds therein, including, without limitation, any withdrawals from the Deposit Account or any other disposition thereof, without further consent by Company and (ii) Bank will cease, without further consent of Company, complying with instructions concerning the Deposit Account or funds on deposit therein originated by Company or the representatives of Company. Without in any way limiting the foregoing, in the event of any dispute between Lender and Company (including, but not limited to, as to whether an Event of Default exists), Bank shall, in all circumstances after a Notice of Exclusive Control has been given, follow the directions Lender and shall not follow the directions of the Company.

(e) The Deposit Account will use Company's taxpayer identification number.

4. Fees. Company shall be responsible only for those usual and customary service charges, transfer fees, and account maintenance fees (collectively, "Fees") of the Bank in connection with the Deposit Account that would otherwise exist in the absence of this Agreement. Lender shall not have any responsibility or liability for the payment of any Fees.

5. Representations and Warranties. The Company represents and warrants to the Lender that the Company (i) maintains the Deposit Account as a demand deposit account(s) in the ordinary course of the Bank's business and (iii) has not entered into any currently effective agreement with any person under which the Company may be obligated to comply with Disposition Instructions originated by a person other than the Company or the Lender. The Company will not enter into any agreement with any person under which the Bank may be obligated to comply with Disposition Instructions originated by a person other than the Lender.

6. Setoff. Except for Fees of the Bank payable pursuant to Section 3 hereof, the Company hereby requests that the Bank will not exercise or claim any right of setoff or security interest or banker's lien against the Deposit Account or any Receipts on deposit therein.

7. Limits of Bank's Liability.

(a) Bank will not be liable to Company (debtor) for any expense, claim, loss, damage, or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from Bank's acts or omissions constituting gross negligence or willful misconduct.

(b) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under the applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(c) Bank shall be permitted to comply with any writ, levy order, or other similar judicial or regulatory order or process concerning the Deposit Account and shall not be in violation of this Agreement for so doing.

8. Indemnity.

(a) Company will indemnify Lender, Bank, and their officers, directors, employees, and agents against claims, liabilities, damages, and expenses arising out of this Agreement or the Deposit Account, including reasonable attorneys' fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

9. Termination. This Agreement may be terminated by the Company only upon delivery to the Bank of a written notification jointly executed by the Company and Lender. This Agreement may be terminated by Lender at any time upon its delivery of written notice to Company and Bank. Upon delivery or receipt of such notice of termination by the Bank, the Bank will immediately transmit to such deposit account as Lender may direct all funds, if any, then on deposit in the Deposit Account.

10. Notices. Any notice or document required or permitted to be delivered hereunder shall be in writing and shall be effective upon (i) delivery, if personally delivered or sent by overnight courier, or (ii) three business days after mailing if mailed. All notices shall be personally delivered, delivered by overnight courier, or sent by United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set forth on the signature pages or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

11. Deposit Account Information. At the execution of this Agreement, the Company shall provide the Lender with administrative internet access relating to the Deposit Account. Further, the Company authorizes the Bank to provide to the Lender, whether by internet access or otherwise, any other information concerning the Deposit Account that the Bank may agree to provide to the Lender at the Lender's request.

12. Miscellaneous.

(a) This Agreement shall be binding on and shall inure to the benefit of the parties their respective successors and assigns, but neither Company nor Bank shall be entitled to assign or delegate any of its rights and/or duties under this Agreement without mutual agreement of all of the parties.

(b) Lender may assign its rights and/or duties under this Agreement by written notice to Bank and Company, and such assignment shall be effective as to Company and Bank upon written notice to the same.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signature delivered by facsimile transmission or other electronic means shall be deemed the equivalent of an original signature for all purposes.

(d) This Agreement shall be governed by the laws of the State of Florida.

(e) This Agreement may be amended only by a written instrument executed by Lender, Bank, and Company acting by their respective duly authorized representatives.

(f) Company acknowledges that the agreements made by it and the authorizations granted by it in this Agreement are irrevocable and that the authorizations granted in this Agreement are powers coupled with an interest.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Accepted and Agreed:
Genefic, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Holdings 1, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Holding 2, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic RX DX, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Boost Diagnostics, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Specialty RX, Inc.
D/B/A Genefic Specialty Pharmacy

Brian Bonar
Principal

Accepted and Agreed:
IV Services, LLC
D/B/A Genefic Infusion RX

Brian Bonar
Principal

Accepted and Agreed:
Dalrada Technology Group, Inc.,
as Sole Shareholder of Genefic, Inc., and subsidiaries

Brian Bonar
Principal

Accepted and Agreed:
IBS Equity Fund III, LLC

Jason Jackson
Principal

Sample G.1

NOTICE OF NON-EXCLUSIVE CONTROL

[Letterhead of Lender]

[Date]

Depository Bank
Title/Office
Address

Re: Deposit Account Number(s):_______________________________
Notice of Exclusive Control

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated as of _______, 20__ (the "**Agreement**") by and among _______________________ (the "**Company**"), ______________ (as "**Lender**") and ______________________ ("**Bank**") regarding the above-described deposit account(s) (whether one or more, individually and collectively, the "**Deposit Account(s)**"). A copy of the Agreement is attached hereto.

In accordance with this Agreement, we hereby give you notice of our exercise of non-exclusive control over the Deposit Account, and we hereby instruct you to transfer collected and available funds to our account as follows:

Bank Name: ________________________________
Address: ________________________________
ABA Routing: ________________________________
Account No.: ________________________________
Reference: ________________________________

Very truly yours,

Name of Lender
as Lender

By: ________________________
Name: ________________________
Title: ________________________

SCHEDULE 'H'
SECURED PROMISSORY NOTE

$181,500.00 December 31, 2025

FOR VALUE RECEIVED, **GENEFIC, Inc.**, a Wyoming Corporation, **GENEFIC HOLDINGS 1, Inc.,** a Wyoming Corporation, and **GENEFIC RX DX, Inc.,** a Wyoming Corporation, **GENEFIC HOLDINGS 2, Inc.**, a Wyoming Corporation, **BOOST DIAGNOSTICS, Inc.**, a Wyoming Corporation, **IV Services, LLC D/B/A Genefic Infusion RX,** a Louisiana Limited Liability Company, **Genefic Specialty RX, Inc. D/B/A Genefic Specialty Pharmacy,** an Alabama Corporation and entities listed in Schedule 'A' attached hereto (collectively **"GENEFIC"** or **"Borrower"**) and **IBS EQUITY FUND III, LLC**, a Florida Limited Liability Company, having an address at 1500 Corporate Center Way, Suite 102, Wellington, Florida 33414 and its assigns, or successors in interest, (the "Holder"), the principal amount of **ONE HUNDRED EIGHTY-ONE THOUSAND FIVE HUNDRED DOLLARS and 00/100 ($181,500.00)**, together with any accrued and unpaid interest thereon together with all other amounts payable hereunder on June 30, 2027 or earlier upon acceleration following the occurrence of an Event of Default (as hereafter defined) (the "**Maturity Date**").

The following terms shall apply to this Secured Promissory Note (this "**Note**"):

ARTICLE I
CONTRACT RATE, ADVANCES, AND AMORTIZATION

1.1 Contract Rate. The Holder has rendered a one-time advance in the amount of One Hundred Sixty-Five Thousand Five Hundred Dollars ($165,000.00) to the Maker in consideration of this Note. Subject to Sections 3.2 and 4.11, repayment terms shall be rendered by the Maker in accordance with the payment schedule attached as Schedule "C" of the Master Performance Standby Letter of Credit and Guaranty Agreement dated December 31, 2025 ("Master Guaranty Agreement") attached to this Note (the "**Contract Rate**").

1.2 Extensions. At the written acknowledgment and approval of the Holder, the Maker shall extend the Maturity Date of this Note in accordance with the terms and conditions of this Note.

1.3 Principal Payments. The entire outstanding principal amount together with any accrued and unpaid interest thereon, plus any and all other unpaid amounts which are then owing to the Holder under this Note, as this Note may be amended, supplemented, restated, or otherwise modified from time to time, shall be due and payable on the Maturity Date. The Maker may prepay this Note, in whole or in part, at any time without premium or penalty after ten (10) days' written notice of the Maker's intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. The written notice of Maker to make a prepayment under this Note shall create an obligation of Maker to pay the amount specified on the date specified in such notice. Any partial principal prepayment under this Note shall be applied against the installments of principal due under this Note in the reverse order of their maturity, with no change in the required principal amount of the monthly installments due under this Note prior to those installments prepaid in whole or in part. Interest, however, shall be computed on the principal balance due after deducting the principal portion of such prepayment.

1.4 Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in immediately available funds.

ARTICLE II
COVENANTS

2.1 Affirmative Covenants. Maker covenants and agrees with Holder that, while this Note is outstanding and in effect, Maker shall:

(a) Financial Statements and Taxes.

(i) As soon as available and not more than ninety (90) days after the end of each fiscal year of Maker, financial statements, including balance sheets, statements of income, cash flow, and retained earnings for the period ended, and a statement of changes in the financial position of Maker, all in reasonable detail satisfactory to Holder and certified as true and correct by an authorized officer of Maker.

(ii) As soon as available and not more than fifteen (15) business days after the end of each calendar month, Maker's internally prepared financial statements, including balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in Maker's financial position, all in reasonable detail satisfactory to Holder and certified as true and correct by an authorized officer of Maker.

(iii) As soon as available each year and not more than thirty (30) days after filing, complete copies (including all schedules) of all state and federal tax returns filed by Maker, along with copies of any extensions.

(b) Change in Financial Condition/Litigation. Upon having actual knowledge thereof, promptly inform Holder in writing of (i) all material adverse changes in Maker's financial condition and (ii) all existing and all threatened litigation, claims, investigations, administrative proceedings, or similar actions affecting Maker which could materially and adversely affect its financial condition.

(c) Financial Records. Maintain accurate books and records of its operations and permit Holder to examine and audit Maker's books and records at all reasonable times with reasonable notice.

(d) Additional Information. Furnish such true and accurate additional information concerning Maker's business operations and financial condition as Holder may reasonably request from time to time.

(e) Other Agreements. Comply with all terms and conditions of all other material agreements, contracts, or leases, whether now or hereafter existing, between Maker and any other party and notify Holder immediately in writing of any default in connection with any other such agreements.

(f) Loan Proceeds. Use all proceeds of this Note solely for Maker's commercial and business operations.

(g) Taxes, Charges, and Liens. Pay and discharge prior to delinquency all of Maker's indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies, and liens of every kind and nature, imposed upon Maker or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Maker's properties, income, or profits.

2.2 Negative Covenants. Maker covenants and agrees with Holder that while this Note is outstanding and in effect, Maker shall not, without the prior written consent of Holder:

(a) Limitation on Indebtedness. Other than for the sole purpose of procuring additional assets for or making capital improvements to the business of Maker, create, incur, assume, or suffer to exist any debt except for (i) debt outstanding on the date hereof and shown on the most recent financial statements submitted to Holder; (ii) accounts payable to trade creditors incurred in the ordinary course of business; and (iii) debt evidenced by this Note.

(b) Continuity of Operations. Cease to maintain continuity of present operations, its current management and ownership, and its current form of existence, or transfer or sell any interest in Maker to any other person or form any subsidiary.

(c) No Merger or Acquisition. Acquire substantially all of the assets of any other entity substantially, become a party to any merger or acquisition of the ownership interests of Maker or any other entity, or sell, lease, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of any interest in any of its assets, outside the ordinary course of business.

(d) Guaranty Obligations. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any person or entity.

(e) Loans to Principals. Make any loans or advances to its owners or management.

(f) Compensation of Principals. Increase the compensation paid to Moise Loussaint or any other principal or executive of Maker above the amounts payable as of the date hereof and shown on the most recent financial statements submitted to Holder.

(g) Limitation on Dividends. Pay or declare any dividends or other distributions to its owners.

(h) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of business of Maker and upon fair and reasonable terms no less favorable to Maker than Maker would obtain in a comparable arm's length transaction with a person, not an affiliate. For the purposes of this Section, "affiliate" shall mean any person, corporation, partnership, or other entity controlling, controlled by, or under common control with Maker. All indebtedness of Maker owed to any affiliate shall be made subordinate to the indebtedness under or pursuant to this Note, and no repayment of such indebtedness shall be made without the Holder's prior written consent.

ARTICLE III
EVENTS OF DEFAULT; SECURITY

3.1 Events of Default. The occurrence of any of the following events shall constitute an event of default ("**Event of Default**") hereunder:

(a) the Maker shall fail to pay on the date that is due and payable any principal, interest, or other amount payable under this Note;

(b) the Maker or Guarantor defaults in the performance of or compliance with any term contained herein or in any of the other Loan Documents (other than occurrences described in other provisions of this Section 3.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied or waived within ten (10) days after the earlier of (i) receipt by the Maker or Guarantor of notice from the Holder of such default or (ii) actual knowledge of the Maker or Guarantor of such default;

(c) any representation, warranty, certification, or statement made by the Maker or Guarantor herein, in any of the Loan Documents or in any certificate, financial statement, or other document delivered pursuant hereto or thereto is incorrect in any respect when made (or deemed made);

(d) failure of the Maker to pay when due or within any applicable grace period any principal, interest, or other amount of indebtedness (other than the loan evidenced hereby) or any amount payable under any lease or other agreement, or the occurrence of any breach, default, condition or event with respect to any indebtedness (other than the loan evidenced hereby) or other obligation, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness or other obligations to cause such indebtedness or other obligations to become or be declared immediately due and payable or grants the holder thereof the right to exercise any rights or remedies with respect to any of the Collateral;

(e) the Maker or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or himself or its or his debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, assignee, receiver, liquidator, custodian or other similar official of the Maker or Guarantor or any substantial part of its or his property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Maker or Guarantor, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or his debts as they become due, or shall take any action to authorize any of the foregoing;

(f) an involuntary case or other proceeding shall be commenced against the Maker or Guarantor seeking liquidation, reorganization, or other relief with respect to the Maker or Guarantor or its or his debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, assignee, receiver, liquidator, custodian or other similar official of the Maker or Guarantor or any substantial part of its or his property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

(g) an order for relief shall be entered against the Maker or Guarantor under the federal bankruptcy laws as now or hereafter in effect;

(h) the entry of any judgment or order against the Maker or Guarantor which remains unsatisfied or undischarged and in effect for twenty (20) days after such entry without a stay of enforcement or execution;

(i) this Note or the Master Guaranty Agreement shall, for any reason, cease to be in full force and effect or fail to constitute the valid and binding agreement of any party hereto or thereto, or any such party shall so assert;

(j) a Material Adverse Change;

(k) the creation (whether voluntary or involuntary) of, or any attempt to create, any Lien upon any of the Collateral, or the making or any attempt to make any levy, seizure or attachment thereof and such Lien, levy, seizure, or attachment has not been removed, discharged or rescinded within ten (10) days;

(l) the dissolution or liquidation of the Maker or the merger or consolidation of the Maker with or into another entity; and

(m) the Maker otherwise ceases to do business; or

3.2 Remedies. Following the occurrence and during the continuance of an Event of Default, (a) the Maker shall pay interest on the outstanding principal balance of this Note in an amount equal to the highest per annum contract rate permitted by applicable law beginning on the first date of the occurrence of such Event of Default, and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest at such interest rate from the date of such Event of Default until the date such Event of Default is cured or waived; and/or (b) the entire balance outstanding hereunder and all other obligations of the Maker to the Holder (however acquired or evidenced) shall, at the option of the Holder, become immediately due and payable. The provisions herein for a default rate and a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period," giving the Maker a right to cure any default. At the Holder's option, any accrued and unpaid interest, fees, or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the default rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. In addition to the foregoing, the Holder shall have all rights and remedies provided for under the other Loan Documents, the UCC, and other applicable law (including all forms of legal and equitable relief).

3.3 Security. The obligations of the Maker hereunder shall be secured by (i) a pledge of 51% of the issued and outstanding capital stock of the Maker as more specifically described in a stock pledge agreement executed by Brian Bonar (the "**Guarantor**") in favor of the Holder dated as of the date hereof (the "**Pledge Agreement**"); and (ii) a continuing and unconditional guaranty of Guarantor in favor and for the benefit of the Holder dated as of the date hereof (the "**Guaranty**").

ARTICLE IV
MISCELLANEOUS

4.1 Definitions. As used herein, the following terms shall have the following meanings:

(a) "**Collateral**" has the meaning set forth in the Pledge Agreement.

(b) "**Lien**" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim, or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement that has the practical effect of giving or creating any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

(c) "**Loan Documents**" means this Note, the Pledge Agreement, the Guaranty, and all other documents entered into by the Maker or Guarantor executed in connection herewith or otherwise with respect to the Secured Obligations.

(d) "**Material Adverse Change**" means a material adverse change in (i) the business operations or financial condition of the Maker or Guarantor taken as a whole, (ii) the ability of the Maker or Guarantor to repay the Secured Obligations or to otherwise perform their respective obligations under the Loan Documents or (iii) the value or priority of the Holder's security interests in under the Pledge Agreement.

(e) "**Secured Obligations**" means all repayment obligations and liabilities of the Maker with respect to this Note as well as all obligations and liabilities of the Maker and Guarantor under any of the other Loan Documents.

(f) "**UCC**" means the Uniform Commercial Code in effect from time to time in the State of Florida.

4.2 Cumulative Remedies. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole Discretion of the Holder and may be exercised as often as occasion, therefore, shall arise.

4.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof at that time or at any subsequent time, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. The acceptance by the Holder of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof shall not be deemed a waiver of any right or remedy available to the Holder nor nullify the prior exercise of any such right or remedy by the Holder. No course of dealing or conduct shall be effective to waive, alter, modify, or amend any of the terms or provisions hereof.

4.4 Amendment Provision. None of the terms or provisions of this Note may be waived, altered, modified, or amended except by a written document executed by the Maker and the Holder, and then only to the extent specifically recited therein. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.5 Notices. Any notice, consent, approval, or communication given pursuant to the provisions of this Note shall (except where otherwise permitted by this Note) be in writing and shall be (a) delivered by hand, (b) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (c) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier. Notice mailed as provided in clause (b) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice delivered as provided in clause (c) above shall be effective upon the expiration of one (1) business day after its deposit with the overnight courier. Notice given in any other manner described above shall be effective upon receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given as above provided or there shall be no person available at the time of delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Such notices shall be given to the Maker and the Holder at the addresses set forth above, or such other address as the Maker or the Holder may designate to the other in the manner herein prescribed.

4.6 Maker's Waivers. Except as otherwise specifically provided herein, the Maker waives presentment, diligence, demand of payment, notice, protest, and all other demands and notices in connection

with the delivery, acceptance, performance, default, or enforcement of this Note. In any action on this Note, the Holder need not produce or file the original of this Note but need only file a photocopy of this Note certified by the Holder to be a true and correct copy of this Note in all material respects.

4.7 Assignability. This Note shall be binding upon the Maker and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder at any time. The Maker may not assign any of its obligations under this Note without the prior written consent of the Holder (given in its sole Discretion), and any such purported assignment without such consent shall be null and void. Cost of Preparation and Enforcement. The Maker agrees to pay all costs and expenses incurred by the Holder, including reasonable attorneys' fees and legal costs and expenses (whether for services incurred in collection, litigation proceedings at pre-trial, trial and appellate levels, bankruptcy proceedings, or otherwise), in connection with (i) the preparation, negotiation, and delivery of this Note and the other Loan Documents, (ii) the collection of any sums due under this Note or (iii) the enforcement of the terms and conditions hereof and of the other Loan Documents including, without limitation, any actions for declaratory relief in any way related to this Note or any other Loan Document, or the protection or preservation of any rights of the Holder hereunder or thereunder. The Maker acknowledges that the Holder shall be entitled to offset from the loan proceeds the amount pertaining to clause (i) above.

4.8 Governing Law, Jurisdiction, and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE MAKER HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF PALM BEACH, STATE OF FLORIDA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE MAKER, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OTHER LOAN DOCUMENTS; PROVIDED, THAT THE MAKER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF PALM BEACH, STATE OF FLORIDA; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO EXERCISE, PRESERVE, PROTECT OR DEFEND ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE MAKER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE MAKER HEREBY WAIVES ANY OBJECTION WHICH THE MAKER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON-CONVENIENS. THE MAKER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE MAKER AT THE ADDRESS SET FORTH HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PARENT'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. IF THE MAKER FAILS TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS, OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS

AFTER THE MAILING OR OTHER SERVICE THEREOF, IT SHALL BE DEEMED IN DEFAULT, AND AN ORDER OF JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

(c) THE MAKER DESIRES THAT ANY DISPUTES HEREUNDER BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE MAKER HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, ON THE ONE HAND AND THE MAKER, ON THE OTHER HAND, ON THE ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Maker to the Holder and thus refunded to the Maker.

4.11 Construction. The Maker acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.12 Time of Essence. Time is of the essence of each and every provision of this Note.

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be signed effective as of date first written above.

MAKER:
Genefic, Inc., affiliates and subsidiaries

By: ______________________

Name: Brian Bonar

Title: CEO

SCHEDULE 'I'

MUTUAL COLLATERAL TRANSFER CONSENT AND OFFSET AGREEMENT

This MUTUAL COLLATERAL TRANSFER AND CONSENT AGREEMENT (this "Agreement") is entered into on December 31, 2025, among **IBS Private Credit Fund IV, LLC and IBS Equity Fund III, LLC** (collectively "IBS") (collectively "Secured Parties"); and **GENEFIC RX DX, INC, a Wyoming Corporation, GENEFIC HOLDINGS 2, INC., a Wyoming Corporation, BOOST DIAGNOSTICS, INC., a Wyoming Corporation, IV Services, LLC D/B/A Genefic Infusion RX, a Louisiana Limited Liability Company, Genefic Specialty RX, INC. D/B/A Genefic Specialty Pharmacy** (collectively "Company"). The foregoing are collectively referred to herein as the **"Parties."**

RECITALS

WHEREAS, the Company and IBS Equity Fund III, LLC executed the Master Performance Standby Letter of Credit and Guaranty Agreement dated December 31, 2025, in the principal amount of Twenty Million Dollars ($20,000,000.00 USD) (the "Master Guaranty Agreement" or "MGA");

WHEREAS, the Company and IBS Private Credit Fund IV, LLC executed the Master Credit, Security, and Purchase Agreement dated December 31, 2025, in the principal amount of Five Million Dollars ($5,000,000.00 USD) (the "Master Credit and Purchase," and together with the MGA, the "Security Agreements");

WHEREAS, pursuant to the Security Agreements, the Secured Parties have established escrow, lockbox, deposit account control, and/or other controlled account arrangements to manage certain cash collateral of the Company (the "Collateral") (each, a "Managed Account");

WHEREAS, the Secured Parties currently hold or control certain Collateral in one or more Managed Accounts in connection with the transactions contemplated by the Security Agreements (the "Transaction");

WHEREAS, the Parties desire to provide for the orderly transfer of custody, control, and management of the Collateral between Secured Parties under specified circumstances, subject to the Security Agreements;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **TRANSFER OF COLLATERAL:** In Upon the occurrence of an Event of Default (as defined in the applicable Security Agreement), or at such other time as the Secured Parties may mutually agree in writing, the Secured Party currently administering the applicable Managed Account (the "Transferring Secured Party") shall transfer to the other Secured Party (the "Receiving Secured Party") all right, title, interest, custody, and control in and to the Collateral held in such Managed Account (the "Transferred Collateral"). Such transfer shall be effected in accordance with the applicable deposit account control agreements, escrow agreements, UCC Article 9 requirements, and the Security Agreements.

2. **ASSIGNMENT OF RESPONSIBILITIES:** The Transferring Secured Party agrees to transfer and assign to the Receiving Secured Party all its rights, title, interest, and responsibilities in and to the management of the Transferred Collateral.

3. **ACCEPTANCE OF RESPONSIBILITIES:** The Receiving Secured Party hereby accepts such assignment and assumes responsibility for the administration, management, and compliance of the Transferred Collateral in accordance with the Security Agreements and applicable law.

4. **CHOICE OF LAW; VENUE; JURY TRIAL WAIVER:** This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Florida. The venue shall be proper in any court of competent jurisdiction located in the State of Florida. The Parties to this Agreement hereby waive their respective rights to trial by jury in any controversy arising out of or relating hereto.

1. **INDEMNIFICATION:** The Company, IBS, and CFS ("Indemnifying Parties") hereby agree that, whether or not any of the transactions contemplated by this Agreement are consummated, the Indemnifying Parties, jointly and severally, will indemnify, defend and hold harmless CFS, IBS, and their respective successors, assigns, directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them. Each Indemnifying Parties obligations shall survive any termination of this Agreement.

2. **RELEASE:** For value received, including without limitation, the Company and Secured Parties, on behalf of itself and its successors and assigns, and its current and former shareholders, members, parents, subsidiaries, divisions, affiliates, directors, officers, employees, agents, attorneys, advisors, consultants, and other representatives (collectively, the "releasing parties"), hereby absolutely, unconditionally, and irrevocably releases and forever discharges IBS and CFS, and its current and former shareholders, members, parents, subsidiaries, divisions, affiliates, directors, officers, employees, agents, attorneys, advisors, consultants, and other representatives (collectively, the "released parties") of and from any and all claims (including, without limitation, all counterclaims, crossclaims, defenses, rights of set-off and recoupment), actions, causes of action, acts and omissions, controversies, demands, suits, and other liabilities (collectively, the "claims") of every kind or nature whatsoever, both in law and in equity, known or unknown, which any releasing party has or ever had against the released parties prior to, through, and including the date of this agreement.

3. **EFFECTIVE DATE:** This Agreement shall be effective upon the execution and delivery of the Parties hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Accepted and Agreed:
Genefic, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Holdings 1, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Holding 2, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic RX DX, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Boost Diagnostics, Inc.

Brian Bonar
Principal

Accepted and Agreed:
Genefic Specialty RX, Inc.
D/B/A Genefic Specialty Pharmacy

Brian Bonar
Principal

Accepted and Agreed:
IV Services, LLC
D/B/A Genefic Infusion RX

Brian Bonar
Principal

Accepted and Agreed:
Dalrada Technology Group, Inc.
as Sole Shareholder of Genefic, Inc
and subsidiaries

Brian Bonar
Principal

Accepted and Agreed:
IBS Equity Fund III, LLC

Jason Jackson
Principal

Initial
JJ

SCHEDULE 'J'
PRE-FUNDED WARRANT TO PURCHASE PREFERRED SHARES (Simple Form)

THIS PREFUNDED WARRANT TO PURCHASE PREFERRED SHARES ("Warrant"), dated December 31, 2025 ("Warrant Issuance Date"), is issued by Genefic Inc., a privately held, Wyoming corporation, ("Company" or "Issuer") to IBS Equity Fund III, LLC, a Florida limited liability company or its assignees (collectively the "Holder") is subject to the following terms and conditions set forth below:

1. **Grant of Warrant; Discounted Equity Purchase.** In consideration for the Holder's $25,000,000 USD financing commitment and the conversion of $225,000 USD in earned and accrued fees ("Purchase Price"), the Company hereby grants the Holder the right to purchase five percent (5%) of the fully diluted Preferred Shares (as defined below) of the Company at a seventy percent (70%) discount (the "Valuation Discount") equating to an implied company valuation of $15,000,000 USD (the 'Discounted Purchase Price' or 'DPP').

This Warrant is fully paid and pre-funded. No additional consideration shall be required to exercise this Warrant.

2. **Additional Purchase Rights.** The Holder shall have the right, but not the obligation, to purchase up to an additional forty-six percent (46%) of the Company's fully diluted equity at the same Valuation Discount, at the Holder's discretion, subject to mutual agreement on timing, governance rights, and the execution of definitive equity agreements.

3. **Unilateral Repurchase by Company.** The Company shall have the unilateral right, at its sole discretion, to repurchase this Warrant in full on or before the eighteen (18) month anniversary of the Warrant Issuance Date. Such repurchase shall be executed by written notice to the Holder and payment of $303,750 USD, equal to one hundred thirty-five percent (135%) of the Purchase Price. This repurchase right shall automatically and irrevocably expire upon the lapse of such eighteen (18) month period if not exercised by the Company.

4. **Unilateral Redemption by Holder.** The Holder shall have the unilateral right, at its sole discretion, to redeem this Warrant in full for cash, on or before the eighteen (18) month anniversary of the Warrant Issuance Date, for $225,000 USD, by written notice to the Company. This redemption right shall terminate immediately and permanently upon the Holder's exercise of any portion of its Additional Purchase Rights under Section 2. The Company shall remit the full redemption amount within ten (10) business days of receipt of such notice.

5. **No Voting or Dividend Rights.** Nothing in this Warrant shall be construed as granting the Holder any rights as a member of the Company, including, without limitation, voting rights or rights to receive distributions, until and unless the Warrant is exercised into formal membership interests.

6. **Optional Preferred Shares Designation.** At the Holder's election, the equity acquired pursuant to this Warrant may be designated as preferred shares with negotiated provisions including: liquidation preferences, preferred returns, conversion features, and protective clauses as delineated in the definitive agreements ("Preferred Shares").

7. **Miscellaneous.**

(a) Severability. In the event any provision of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall remain in effect.

(b) Authorization of Shares. Except through the Holder's written consent, the Company shall not amend the Warrant certificate, articles of organization, operating agreements, or conduct transfers of assets, mergers, dissolution, sales of securities, or any other action to avoid the performance of any of the terms in this Warrant.

(c) Successors and Assigns. This Warrant is binding to the benefit of the Holder and their respective successors and assigns.

(d) No Waiver. The failure of either party to enforce any provision of this Warrant shall not be construed as a waiver of such provision or any other provision, nor shall any single or partial exercise of any right preclude any other or further exercise thereof.

(e) Securities Law Compliance. This Warrant and the units issuable hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and are being issued pursuant to an exemption from such registration. The Warrant and the units may not be offered, sold, assigned, pledged, or otherwise transferred except pursuant to an effective registration statement or an applicable exemption under the Securities Act and applicable state laws.

(f) Governing Law and Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida. Any disputes arising hereunder shall be brought exclusively in the courts of Palm Beach County, Florida.

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their duly authorized representatives as of the date first above written.

Genefic Inc.

By: ______________________
Name: Brian Bonar
Title: CEO

Dalrada Technology Group, Inc.

By: ______________________
Name: Brian Bonar
Title: CEO

Dalrada Technology Group, Inc.

By: ______________________
Name: Michele Kinser
Title: Secretary, as Witness

IBS EQUITY FUND III, LLC

By: ______________________
Name: Jason Jackson
Title: Principal

AUTHORIZING RESOLUTION

OF DALRADA TECHNOLOGY GROUP, INC.

The undersigned, being the board of directors of DALRADA TECHNOLOGY GROUP, INC. (the "Company"), a corporation incorporated and originally existing under the laws of the State of Delaware and re-domesticated in the State of Wyoming, hereby makes the following representations and authorizes and consents for the Company to engage in the following actions:

WHEREAS, Genefic, Inc. and all of its subsidiaries ("Borrowers") has sought a line of credit and loan ("Loan") from IBS Private Credit Fund IV, LLC., ("Lender") in the sum of Twenty million and No/100 Dollars ($20,000,000.00) and agreed to execute the Loan Agreement in favor of Lender;

WHEREAS, Borrower has requested the Company and CEO Brian Bonar execute a guaranty to secure Borrower's obligations and the Company has reviewed said guaranty and each other document, agreement, certificate, and/or instrument to be entered into by or on behalf of the Company in connection with the foregoing (the 'Transaction Documents") and to consummate the transactions contemplated by the Transaction Documents (the "Transaction");

WHEREAS, the Company provided and/or held all requisite meetings and notices to consider whether to enter into the Transaction Documents and authorize the above-referenced Transaction, and, after securing all requisite consents, votes, and permissions unanimously authorized the Company to enter into the above referenced Transaction Documents and Transaction;

NOW THEREFORE, the Transaction Documents and the consummation of the Transaction are each approved, adopted and ratified in all respects;

FURTHER RESOLVED, that the Company be and hereby is authorized to enter into, deliver and perform each of the Transaction Documents and to consummate the Transaction and to do all other acts and things as may be necessary or desirable for the purposes aforesaid;

FURTHER RESOLVED, that Brian Bonar as Chief Executive Officer of the Company, is authorized and directed in the name of and on behalf of the Company to (i) negotiate, execute and deliver the Transaction Documents and (ii) take such further actions and execute and deliver such other documents, instruments, agreements, amendments, and certificates as may be reasonably necessary, advisable, or appropriate to fully perform the terms and conditions of the Transaction Documents and to carry out fully the purpose and intent of the foregoing resolutions;

FURTHER RESOLVED, that any other actions heretofore made on behalf of the Company with respect to the resolutions heretofore adopted are hereby ratified, confirmed, and approved and the signature of the undersigned below on any and all documents thereon

shall be conclusive evidence that such documents have been approved by and are binding upon the Company;

FURTHER RESOLVED, that the undersigned certify to the Lender that this Resolution is in full force and effect and that Lender may continue to rely on it until Lender receives written notice from the Company amending, withdrawing, revoking, or rescinding this Resolution.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of December 31, 2025.

Signed by:
By: BRIAN BONAR
B36E9A2B554E484...
Brian Bonar, Director

Signed by:
By: [signature]
D864C42E5622434...
Brian Kendrick, Director

Signed by:
By: [signature]
A887F2708CFB456...
Anthony Zolezzi, Director

Signed by:
By: Pauline Gourdie
595B7AAA7C8849C...
Pauline Gourdie, Director

Signed by:
By: [signature]
67409CC9553D4DC...
Amy Scannell, Director

DocuSigned by:
By: [signature]
Roger Campos, Director